Exhibit 23.2

THE LAW OFFICE OF
CONRAD C. LYSIAK
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770
EMAIL: cclysiak@qwest.net

CONSENT

     I HEREBY CONSENT to being named in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, MARATHON GOLD CORP.

     I HEREBY CONSENT the inclusion of my name in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as attorney for the registrant, MARATHON GOLD CORP.

     I HEREBY CONSENT to the prospectus discussion of the legality of my opinion and the reproduction of my opinion as an exhibit to the Form SB-2 Registration Statement.

     DATED this 7th day of December, 2007.

Yours truly,

CONRAD C. LYSIAK
Conrad C. Lysiak